1Q24 Financial Results April 17, 2024

2 Forward-looking statements and use of non-GAAP financial measures This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward- looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “prospects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: • Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, inflationary pressures and labor shortages, that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits; • The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment; • Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms; • The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position; • The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin; • Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals, including the anticipated benefits of the Private Bank start-up investment and Investors acquisition; • The effects of geopolitical instability, including the wars in Ukraine and the Middle East, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks; • Our ability to meet heightened supervisory requirements and expectations; • Liabilities and business restrictions resulting from litigation and regulatory investigations; • The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; • Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; • Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses; • Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks, that could adversely affect our reputation, operations, business, and customers; • A failure in or breach of our compliance with laws, as well as operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; and • Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the Securities and Exchange Commission. Non-GAAP Financial Measures: This document contains non-GAAP financial measures denoted as Underlying. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period- to-period results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

1Q24 GAAP summary

$s in millions	1Q24	4Q23	1Q23	Q/Q $/bps	Q/Q %	Y/Y $/bps	Y/Y %
Net interest income	$ 1,442	$ 1,488	$ 1,643	$ (46)	(3) %	$ (201)	(12) %
Noninterest income	517	500	485	17	3	32	7
Total revenue	1,959	1,988	2,128	(29)	(1)	(169)	(8)
Noninterest Expense	1,358	1,612	1,296	(254)	(16)	62	5
Pre-provision profit	601	376	832	225	60	(231)	(28)
Provision for credit losses	171	171	168	—	—	3	2
Income before income tax expense	430	205	664	225	110	(234)	(35)
Income tax expense	96	16	153	80	NM	(57)	(37)
Net income	$ 334	$ 189	$ 511	$ 145	77 %	$ (177)	(35) %
Preferred dividends	30	30	23	—	—	7	30
Net income available to common stockholders	$ 304	$ 159	$ 488	$ 145	91 %	$ (184)	(38) %
$s in billions							
Average interest-earning assets	$ 200.1	$ 203.1	$ 202.6	$ (3.1)	(2) %	$ (2.5)	(1) %
Average deposits	$ 176.1	$ 177.1	$ 174.4	$ (1.0)	(1) %	$ 1.8	1 %
Performance metrics							
Net interest margin[1]	2.90 %	2.90 %	3.29 %	— bps		(39) bps	
Net interest margin, FTE[1]	2.91	2.91	3.30	—		(39)	
Loan-to-deposit ratio (period-end)	81.2	82.3	89.8	(114)		(867)	
ROTCE	8.9	4.7	14.4	414		(552)	
Efficiency ratio	69.3	81.1	60.9	(1,180)		843	
Noninterest income as a % of total revenue	26 %	25 %	23 %	125 bps		360 bps	
Full-time equivalent colleagues	17,354	17,570	18,547	(216)	(1)	(1,193)	(6)
Operating leverage					14.3 %		(12.7) %
Per common share							
Diluted earnings	$ 0.65	$ 0.34	$ 1.00	$ 0.31	91 %	$ (0.35)	(35) %
Tangible book value	$ 30.19	$ 30.91	$ 29.44	$ (0.72)	(2) %	$ 0.75	3 %
Average diluted shares outstanding (in millions)	463.8	468.2	487.7	(4.4)	(1) %	(23.9)	(5) %

3

See pages 36-37 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 35.

4 1Q24 Underlying financial summary(1) Q/Q Y/Y $s in millions 1Q24 $/bps % $/bps % Net interest income $ 1,442 $ (46) (3) % $ (201) (12) % Noninterest income 514 14 3 29 6 Total revenue 1,956 (32) (2) (172) (8) Noninterest expense 1,273 6 — 43 3 Pre-provision profit 683 (38) (5) (215) (24) Provision for credit losses 171 — — 3 2 Net income available to common stockholders $ 365 $ (31) (8) % $ (172) (32) % Performance metrics Diluted EPS $ 0.79 $ (0.06) (7) % $ (0.31) (28) % Efficiency ratio 65.1 128 bps 721 bps Noninterest income as a % of total revenue 26% 116 bps 351 bps ROTCE 10.6% (119) bps (515) bps Tangible book value per share $ 30.19 $ (0.72) (2) % $ 0.75 3% 1Q24 Notable items impacts Pre-tax EPS ($s in millions except per share data) Integration related $ (3) $ (0.01) TOP and Other items (44) (0.07) FDIC special assessment (35) (0.06) Total: $ (82) $ (0.14) See pages 36-37 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 35.

1Q24 Underlying financial performance detail[1]

$s in millions	Legacy Core[2] (A)	Private Bank (B)	Core (C) = (A) + (B)	Non-Core[3] (D)	Total CFG (E) = (C) + (D)
Net interest income	$1,462	$16.8	$1,479	$(37)	$1,442
Noninterest income	513	1.3	514	—	514
Total revenue	1,975	18.0	1,993	(37)	1,956
Noninterest Expense	1,210	37.6	1,248	25	1,273
Pre-provision profit	765	(19.6)	745	(62)	683
Provision for credit losses	152	—	152	19	171
Income before income tax expense	613	(19.6)	593	(81)	512
Income tax expense	143	(5.0)	138	(21)	117
Net income	470	(14.5)	455	(60)	395
Preferred dividends	30	—	30	—	30
Net income available to common stockholders	$440	$(14.5)	$425	$(60)	$365
Contribution to total CFG Diluted EPS	$0.95	$(0.03)	$0.92	$(0.13)	$0.79
$s in billions					
Interest-earning assets (spot)	$185	$1.1	$186	$9.9	$196
Loans (spot)	132	1.1	133	9.9	143
Deposits (spot)	174	2.4	176	—	176
Risk-weighted assets (spot)	159	1.3	160	10.0	170
Performance metrics:					
Net interest margin, FTE[4]	3.12%	NM	3.15%	(1.41)%	2.91%
Loan-to-deposit ratio (spot)	75.9	46.0	75.5	NM	81.2
CET1 capital ratio[5]	11.4	NM	11.3	NM	10.6
ROTCE	12.8	NM	12.4	NM	10.6
Efficiency ratio	61.2	NM	62.6	NM	65.1
Noninterest income as a % of total revenue	26.0	NM	25.8	NM	26.3

- CFG performance reflects solid Legacy Core results, investment in Private Bank and impact from Non-Core
- Private Bank expected to reach breakeven in 2H2024
- Non-Core run off of $1.2 billion in 1Q24

5

See pages 36-37 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 35.

6 ■ CET1 ratio of 10.6%(2); 8.9% adjusted for AOCI opt-out removal ■ Strong liquidity profile; proforma LCR at 120% exceeds Category 1 Bank requirement of 100%; Spot LDR improved to 81% – Deposits up $4.2 billion YoY on period-end basis reflecting growth in retail and Private Bank, now $2.4 billion; Period-end deposits down slightly QoQ given expected Commercial seasonal outflows partially offset by Private Bank and retail growth – Issued $1.25 billion senior debt and $1.5 billion auto collateralized borrowings; FHLB advances reduced further to $2 billion ■ Loans down 2% QoQ on period-end basis reflecting Non-Core portfolio run off, commercial balance sheet optimization and lower line utilization ■ Underlying EPS of $0.79; ROTCE of 10.6% – Stable NIM of 2.91% – Fees up 3% QoQ with improved Capital Markets and Card fees – Expenses broadly stable QoQ including continued Private Bank start-up investment 1Q24 Overview(1) Pre-tax EPS Integration related $ (3) $ (0.01) TOP and Other items (44) (0.07) FDIC special assessment (35) (0.06) Total: $ (82) $ (0.14) Underlying PPNR drivers 1Q24 QoQ NII $ 1,442 (3.0) % Fees 514 3.0 % Expenses 1,273 0.5 % Notable items* ($s in millions except per share data) See pages 36-37 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 35. Solid 1Q24 results Credit trends in line with expectations Well positioned for the medium term Maintaining strong capital and liquidity position ■ Net charge-offs were as expected at 50 bps ■ ACL coverage increased 2 bps QoQ to 1.61%, primarily reflecting lower loan balances given Non-Core run off and commercial balance sheet optimization – General Office reserve of 10.6% at March 31, 2024 ■ Strategic initiatives progressing well: Private Bank, NYC Metro, private capital opportunity, TOP 9 ■ Significant NII contribution from Non-Core and swaps over the medium term given run off and lower rates; target NIM range of 3.25 to 3.40% $s in millions

7 2.91% 0.04% 0.03% 0.02% (0.06)% (0.03)% 2.91% 4Q23 Asset Yields/ Mix Non-Core Impact Day count/ Other Funding Pricing/Mix Swaps 1Q24 $202.6B $201.5B $199.6B $203.1B $200.1B $1,643 $1,588 $1,522 $1,488 $1,4423.30% 3.17% 3.03% 2.91% 2.91% 1Q23 2Q23 3Q23 4Q23 1Q24 ■ NII down 3%, given 2% decrease in average interest- earning assets, reflecting lower loans, and the impact of day count – NIM of 2.91% stable to prior quarter, reflecting improved asset yields, the benefit of Non-Core run off and day count, offset by higher funding costs and swap impacts – Interest-earning asset yields stable at 5.20% – Interest-bearing deposit costs up 6 bps to 2.85%; cumulative beta of 52% Net interest income NII and NIM Average interest-earning assets Net interest income NIM, FTE Net interest income decline reflects higher funding costs Linked Quarter NIM walk from 4Q23 to 1Q24 $s in millions, except earning assets (1) Net swap impact, which includes receive-fixed swaps to hedge the C&I loan portfolio and pay-fixed swaps on the securities portfolio (1)

Noninterest income[1]

Fees up 3% QoQ reflecting improvement in Capital Markets and Card

$s in millions	1Q24	4Q23	1Q23	$ Q/Q	$ Y/Y
Service charges and fees	$ 96	$ 104	$ 100	$ (8)	$ (4)
Capital markets fees	118	87	83	31	35
Card fees	83	70	72	13	11
Trust and investment services fees	68	68	63	—	5
Mortgage banking fees	49	57	57	(8)	(8)
FX and derivative products	36	43	48	(7)	(12)
Letter of credit and loan fees	42	42	40	—	2
Securities gains, net	5	9	5	(4)	—
Other income[1]	17	20	17	(3)	—
Noninterest income, underlying	$ 514	$ 500	$ 485	$ 14	$ 29
Notable items[2]	3	—	—	3	3
Noninterest income, reported	$ 517	$ 500	$ 485	$ 17	$ 32

Noninterest income



$s in millions
$485
$506
$492
$500
$517
$514
1Q23
2Q23
3Q23
4Q23
1Q24
Underlying
Notable items

Linked Quarter

- Underlying noninterest income increased 3%
  - Service charges and fees decreased $8 million, given seasonality and lower overdraft fees
  - Capital markets fees increased $31 million given increased M&A advisory and bond underwriting fees
  - Card fees increased $13 million driven by higher credit card fees, including favorable vendor contract negotiations
  - Mortgage banking fees decreased $8 million, given lower MSR valuation, net of hedging, and servicing fees, partially offset by higher production revenue
  - FX and derivative products revenue decreased $7 million, reflecting lower client activity in commodities and foreign exchange hedging

Year-Over-Year

- Underlying noninterest income increased 6%
  - Service charges and fees decreased $4 million, given lower overdraft fees
  - Capital markets fees increased $35 million, given increased M&A advisory, bond and equity underwriting fees
  - Card fees increased $11 million, including favorable vendor contract negotiations
  - Trust and investment services fees increased $5 million, reflecting increased sales activity and asset management fees
  - Mortgage banking fees decreased $8 million, given lower servicing and production fees
  - FX and derivative products revenue decreased $12 million, given lower client activity in interest rate and commodities hedging

8

See pages 36-37 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 35.

Noninterest expense[(1)]

Underlying expenses broadly stable QoQ; remain highly disciplined on expenses

$s in millions	1Q24	4Q23	1Q23	$ Q/Q	$ Y/Y
Salaries & employee benefits	$ 674	$ 635	$ 642	$ 39	$ 32
Equipment & software	184	178	165	6	19
Outside services	146	161	149	(15)	(3)
Occupancy	107	105	106	2	1
Other operating expense	162	188	168	(26)	(6)
Noninterest expense, underlying	$ 1,273	$1,267	$1,230	$ 6	$ 43
Notable items [(1)]	85	345	66	(260)	19
Noninterest expense, reported	$ 1,358	$1,612	$1,296	$ (254)	$ 62
Full-time equivalents (FTEs)	17,354	17,570	18,547	(216)	(1,193)

Efficiency ratio



60.9%
57.8%
62.3%
58.9%
64.2%
63.1%
81.1%
63.8%
69.3%
65.1%
1Q23
2Q23
3Q23
4Q23
1Q24
Underlying
Notable items

Linked Quarter

- Underlying noninterest expense of $1.27 billion, broadly stable
  - Reflects increase in salaries and employee benefits given seasonally higher payroll taxes and compensation related costs
  - Equipment and software increased reflecting technology investments
  - Outside services decreased given lower vendor costs and other efficiency initiatives
  - Other operating expense decreased reflecting lower advertising and travel expense, as well as lower fraud costs
- Reported noninterest expense of $1.36 billion decreased $254 million, reflecting the industry-wide FDIC special assessment of $225 million in 4Q23 compared with $35 million in 1Q24

Year-Over-Year

- Underlying noninterest expense of $1.27 billion increased 3%; stable excluding $38 million in expenses related to the Private Bank start-up investment
  - Salaries and employee benefits increased reflecting the Private Bank start-up investment, partly offset by lower headcount
  - Equipment and software expense increased reflecting technology investments
  - Other operating expense decreased primarily driven by lower fraud, advertising and travel expense

9

See pages 36-37 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 35.

Loans and leases

Loans down modestly reflecting continued balance sheet optimization

Average loans and leases



$s in billions
$156.5
$153.7
$150.8
$148.0
$144.8
$15.6
$14.4
$13.0
$11.7
$10.5
$140.9
$139.3
$137.8
$136.3
$134.3
~10% QoQ
~1% QoQ
5.25%
5.52%
5.66%
5.71%
5.64%
1Q23
2Q23
3Q23
4Q23
1Q24
Core
Non-Core
Loan yield

Period-end loans and leases



$s in billions
$154.7
$151.3
$149.7
$146.0
$143.2
$15.1
$13.7
$12.3
$11.1
$9.9
~11% QoQ
$139.6
$137.6
$137.4
$134.9
$133.3
~1% QoQ
1Q23
2Q23
3Q23
4Q23
1Q24
Core
Non-Core

Linked Quarter

- Average loans down $3.1 billion, or 2%, reflecting planned Non-Core portfolio run off
  - Core loans down 1% with commercial down $2.2 billion, or 3%, given paydowns, balance sheet optimization actions and lower client demand
- Period-end loans down $2.8 billion, or 2%, reflecting planned Non-Core portfolio run off
  - Core loans down 1% driven by commercial balance sheet optimization actions, paydowns and lower client demand
- Loan yield of 5.64%, down 7 bps QoQ

Year-Over-Year

- Average loans down $11.7 billion, or 7%, reflecting Non-Core portfolio run off
  - Core loans down 5% with commercial down $8.5 billion, or 10%, driven by paydowns, balance sheet optimization actions and lower client demand
- Period-end loans down $11.5 billion, or 7%, reflecting Non-Core Portfolio run off
  - Core loans down 5% with commercial down $8.0 billion, or 10%, driven by paydowns, balance sheet optimization actions and lower client demand

10

Deposit performance and cost of funds

Strong growth in Private Bank and retail branch deposits

1Q24 Period-end deposits



$s in billions
$172.2
$177.7
$178.2
$177.3
$176.4
1Q23
2Q23
3Q23
4Q23
1Q24
Commercial
Consumer
Other

1Q24 Average deposits



$s in billions
$174.4
$173.2
$176.5
$177.1
$176.1
1.74%
2.21%
2.60%
2.79%
2.85%
1.28%
1.68%
2.02%
2.18%
2.25%
1Q23
2Q23
3Q23
4Q23
1Q24
Commercial
Consumer
Other
Total deposit costs
Interest-bearing deposit costs

Linked Quarter

- Period-end deposits down slightly
  - Seasonal outflows in Commercial partially offset by growth in Private Bank and retail branch deposits
- Average deposits down $1.0 billion
  - Consumer deposits up $1.5 billion, including Private Bank up $1.3 billion
  - Commercial down $1.1 billion
- Citizens Access deposits stable with period-end balance of $11.2 billion
- Total deposit costs increased 7 bps
- Interest-bearing deposit costs increased 6 bps
  - Well-controlled cumulative beta of 52%
- Total cost of funds of 2.46%, up 2 bps

Year-Over-Year

- Period-end deposits up $4.2 billion, or 2%; average deposits up $1.8 billion, or 1%
  - Reflects growth in retail branch and Private Bank deposits
  - Commercial deposits were stable on a spot basis, down 6% on an average basis reflecting deposit optimization initiatives
- Total deposit costs up 97 bps and interest-bearing deposit costs up 111 bps
- Total cost of funds up 87 bps

11

12 NIB 21% Money Market 30%Checking With Interest 19% Citizens Access Savings 6% Savings 10% Term 14% Branch Deposits 49% Citizens Access 6% Wealth 1% Business Banking 12% Commercial 26% Treasury/ Other 6% (As of 3/31/24) Highly diversified and retail-oriented deposit base $176B Period-end deposits Peer Avg(1) Business mix Product mix See pages 36-37 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 35. Total deposits insured/secured(2) Stable Consumer Banking deposits Peer Avg(1) 44% 42% 42% 22% 21% 21% 22% 21% 21% NIB Low-cost deposits 3Q23 4Q23 1Q24 % NIB and low- cost deposits (3) 55% 67% 68% 4Q23 4Q23 1Q24 65% 71% 70% 4Q23 4Q23 1Q24 Proforma LCR under Category I Bank rules 109% 117% 120% 3Q23 4Q23 1Q24 100%* *Minimum LCR requirement under Category I Bank rules

Credit quality overview

Credit provision expense; net charge-offs

$s in millions



0.34%
0.40%
0.40%
0.46%
0.50%
$168
$133
$176
$152
$172
$153
$171
$171
$171
$181
1Q23
2Q23
3Q23
4Q23
1Q24
Provision for credit losses
Net charge-offs
Net c/o ratio

Highlights

- NCOs of $181 million, or 50 bps of average loans and leases
- Nonaccrual loans increased 8% QoQ to 102 bps of total loans driven by an increase in the General Office segment of commercial real estate, and a modest decrease in the retail portfolio
- Provision for credit losses of $171 million; ACL coverage ratio of 1.61%, up 2 bps QoQ primarily reflecting lower loan balances given Non-Core run off and commercial balance sheet optimization
- ACL to nonaccrual loans and leases ratio of 157% compares with 170% as of 4Q23 and 229% as of 1Q23

Allowance for credit losses

$s in millions



$2,275
$2,299
$2,318
$2,318
$2,308
1.47%
1.52%
1.55%
1.59%
1.61%
1Q23
2Q23
3Q23
4Q23
1Q24
Allowance for credit losses
Allowance to loan coverage ratio(1)

Nonaccrual loans

$s in millions



$996
$1,191
$1,296
$1,364
$1,469
0.64%
0.79%
0.87%
0.93%
1.02%
1Q23
2Q23
3Q23
4Q23
1Q24
Nonaccrual loans
Nonaccrual loans to total loans

13

See pages 36-37 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 35.

Allowance for credit losses

Allowance for credit losses

$s in millions

	4Q23		1Q24	
	ACL	% Coverage	ACL	% Coverage
Retail	**$ 893**	**1.25 %**	**$ 883**	**1.25 %**
Commercial	**1,425**	**1.91**	**1,425**	**1.96**
C&I[1]	692	1.54	691	1.57
CRE	733	2.49	734	2.54
Total	**$ 2,318**	**1.59 %**	**$ 2,308**	**1.61 %**
Memo:				
General Office				
ACL	$ 370	10.2 %	$ 364	10.6 %
NCOs	$ 48		$ 89	

CRE General Office key reserve assumptions

	Current assumptions
Property valuations, peak-to-trough % decline	~71%
Avg. loss severity (%)	~44%
Default rate (%)	~24%
General Office ACL coverage	10.6%
Allowance for credit losses	~$365 million

Commentary

- The increase in the ACL reserve coverage to 1.61% primarily reflects the decrease in loan balances and includes slightly higher reserve coverage for commercial, primarily CRE General Office
- The key macroeconomic assumptions underlying the reserve broadly reflects a shallow recession over the two-year reasonable and supportable period, except for certain portfolios where we used more severe assumptions, such as General Office
- Qualitative factors and sensitivities are also incorporated in the allowance framework to account for other considerations not fully captured in reserve models

CRE General Office commentary

- CRE General Office portfolio of $3.4 billion, down ~$200 million, or 6%, QoQ driven by paydowns and charge-offs
- Strong ACL coverage of General Office informed by a severe recession scenario combined with a loan-by-loan analysis
  - Increased ACL coverage for CRE General Office to 10.6% from 10.2%
  - Absorbed ~$236 million NCOs over quarters 2Q23-1Q24; equates to a cumulative loss rate to date of ~6% on the 3/31/23 balance
- Capital impacts of higher stress scenarios very modest

14

See pages 36-37 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 35.

Strong capital position

$s in billions (period-end)	1Q23	2Q23	3Q23	4Q23	1Q24
Basel III basis[(1)(2)]					
Common equity tier 1 capital	$ 18.4	$ 18.4	$ 18.4	$ 18.4	$ 18.1
Risk-weighted assets	$183.2	$179.0	$176.4	$172.6	$170.1
Common equity tier 1 ratio	10.0 %	10.3 %	10.4 %	10.6 %	10.6 %
Tier 1 capital ratio	11.1 %	11.4 %	11.5 %	11.8 %	11.8 %
Total capital ratio	12.9 %	13.3 %	13.4 %	13.7 %	13.8 %
Tangible common equity ratio	6.6 %	6.3 %	5.9 %	6.7 %	6.5 %

CET1 ratio remains strong[(3)]

	CET1	TBV/share $	TBV/share %
4Q23	**10.6%**	**$30.91**	
Net Income	0.20	0.73	2.4%
Common and preferred dividends	(0.13)	(0.49)	(1.6)
RWA decrease	0.15		
Treasury stock	(0.18)	(0.05)	(0.2)
Goodwill and intangibles	—	—	—
AOCI	—	(0.89)	(2.9)
Other	(0.04)	(0.02)	(0.1)
Total change	—	(0.72)	(2.3)%
1Q24	**10.6%**	**$30.19**	

Highlights

- 1Q24 CET1 ratio of 10.6%[(1)] stable with 10.6% in 4Q23
  - 8.9% CET1 ratio adjusted for AOCI opt-out removal
- Capital ratios consistently remain top quartile of peer group (see slide 16)
- TBV/share of $30.19, down 2% QoQ, reflects AOCI impacts from higher rates
  - Tangible common equity ratio of 6.5%, up 23 bps QoQ
- Paid $197 million in common dividends to shareholders in 1Q24
- Repurchased $300 million of common stock at a weighted-average price of $32.46 in 1Q24
- Total capital returned to shareholders, including common dividends, was $497 million in 1Q24

15

See pages 36-37 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 35.

16 Capital level remains near the top of the peer group Tangible Common Equity CET1 Ratio adjusted for AOCI opt-out removalCET1 Ratio(1) ■ Well positioned for changing regulatory environment ■ CET1 ratio under current rules of 10.6%(1), and 8.9% adjusted for AOCI opt-out removal; among the strongest within the peer group – Expect both ratios to converge to the 10.0-10.5% range over the medium term Peer data as of December 31, 2023. Peers include CMA, FITB, HBAN, KEY, MTB, PNC, RF, TFC and USB. See pages 36-37 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 35. 11.1% 11.0% 10.6% 10.6% 10.3% 10.3% 10.2% 10.1% 10.0% 9.9% 9.9% Peer 1 Peer 2 CFG (1Q24) CFG (4Q23) Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 10.8% 9.0% 8.9% 8.4% 8.4% 8.2% 7.7% 7.7% 7.6% 7.1% 6.8% Peer 1 CFG (4Q23) CFG (1Q24) Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 8.2% 6.8% 6.7% 6.5% 6.3% 6.2% 6.1% 5.7% 5.7% 5.3% 5.1% Peer 1 Peer 2 CFG (4Q23) CFG (1Q24) Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Remove TCE?

Consumer Banking - transformed franchise

Demonstrating franchise quality

Strong deposit performance

Low-cost branch-based deposits



+~7% CAGR
2018
2023

- Strong low-cost deposit growth
- Significantly improved deposit beta performance vs prior rate cycle

Relationship-based capital deployment

Exited

- Indirect Auto
- Wholesale Mortgage
- Fintech purchase flow agreements

Growth focus

- HELOC
- Mortgage
- Card
- Student

Improving digital strength

All-time high app store rating

~7% YoY growth in mobile active users

~17% YoY growth in digital payments

High quality growth acceleration

Strong customer growth

Primary checking household growth (millions)



+16%
1.76
2.03
Dec-19
Mar-24

Growing strong in NYC Metro

Retail household growth ('000s)



362
+~7%
387
Mar-23
Mar-24

Retail deposit growth ($ billions)



$8.7
+~20%
$10.4
Mar-23
Mar-24

Building scale in Wealth Management

AUM ($ billions)



$20.9
+15%
$24.0
$13.2
$7.7
$15.3
$8.7
1Q23
1Q24
Citizens Private Wealth
Citizens Wealth Management

17

18 $0.2 $1.2 $2.4 3Q23 4Q23 1Q24 81%19% Commercial Consumer High-quality loans Wealth AUM DDA 30% CWI 3% Savings 64% Term 3% Private Bank - high-quality, accretive growth ■ ~80% of deposits are Commercial ■ DDA/CWI is 33% of deposit mix $0.4 $0.5 12/31/23 03/31/24 as of 3/31/24 with a yield of ~8% Deposits Strong growth; accretive DDA mix focused on operating relationships Lending Diversified, high-quality growth led by strong commercial pipeline Wealth Scale through hiring and addition of geographically linked teams connected to the Private Bank P&L Expect to reach breakeven in 2H2024 Financial expectations 2024 as of 3/31/24 Deposit mix $1.1B $s in billions Deposit growth as of 3/31/24 $s in billions Strong accretive portfolio composition

19 Focused on middle market, mid- corporate, sponsor clients For the past 12 years, Citizens has been cultivating distinctive capabilities to serve the middle market economy including the private capital ecosystem ■ Significant investments in talent and capabilities; five advisory acquisitions since 2017, Private Bank synergies ■ Steady multi-year league table gains in middle market and overall market ■ Effectively utilizing our balance sheet to support both private equity and private debt firms active in the middle market Commercial Banking - uniquely positioned Strong league table results Middle market bookrunner by deal count 12 months ended March 31, 2024 Sponsor #1 Overall #8 Private capital opportunity Private capital fundraising has led to record deal formation, M&A activity and fees 2019-2023 eclipsed prior five years by 44% $3.3 trillion U.S. private capital fundraising ■ Multi-year investments in talent, capabilities, industry expertise to serve clients through their life cycle ■ Built-out global markets, securities businesses, advisory and wealth capabilities ■ Focused on key growth verticals ■ Enhanced Treasury Solutions; developing integrated payments platforms Full life-cycle capabilities Vertical expertise and strong sponsor relationships, advisory, subscription finance, fund finance, LBOs, public market capital Focused on high-growth markets Fully-integrated client coverage Built a formidable full-service corporate bank ■ Expanded to a national focus; growing mid-corporate client base through continued expansion into Southeast, Texas, California ■ Poised for upside in capital markets ■ Growth opportunities in Treasury Solutions & Payments ■ Developed full-service capabilities for private capital ■ Strong integrated coverage model serving middle market, mid-corporate and private capital ■ Expanding leveraged finance and M&A opportunities across middle market, sponsor client base ■ Increasing sustainability focus with clients especially in carbon-intensive sectors

20 2Q24 outlook vs. 1Q24 See pages 36-37 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 35. 1Q24 Underlying(1) 2Q24 Underlying outlook Net interest income $1,442MM ■ Down ~2% Noninterest income $514MM ■ Up ~3-4% Noninterest expense $1,273MM ■ Stable to down slightly Net charge-offs 50 bps ■ ~50 bps; ACL will continue to benefit from Non-Core run off CET1 ratio(2) 10.6% ■ ~10.5% Tax rate 22.8% ■ ~21% ■ FY2024 average real GDP of ~1-2%, CPI of ~2-3% and FY2024 unemployment rate of ~4% ■ Forward curve as of early January: – YE2024 Fed Funds target of 4.25% with 25 bp cuts in May, June, July, September and December – 10-year Treasury rate ~3.90% by YE2024 Key 2024 economic and rate assumptions ■ Broadly reaffirm FY2024 outlook provided in January ■ Updated key rate assumptions: 25 bp Fed rate cut in July and December with YE2024 Fed Funds target of 5%

21 Citizens is an attractive investment opportunity Citizens continues to have a series of unique initiatives that will lead to relative medium-term outperformance – Transformed Consumer Bank with further deposit growth and Wealth revenue potential; well positioned in NYC metro to gain market share; performance tracking well – Well-positioned Commercial Bank ready to serve private capital and high-growth sectors of the U.S. economy – Building premier Wealth/Private Bank franchise - off to a strong start and gathering momentum through 2024 Citizens has robust capital, liquidity and funding position Citizens has performed well since the IPO given its sound strategy, capable and experienced leadership and a strong customer-focused culture – Track record of strong execution – Commitment to operating and financial discipline; TOP 9 progressing well – Excellence in our capabilities, highly competitive with mega-banks and peers Citizens is well positioned to deliver ~16 to 18% ROTCE over the medium-term given strategic initiatives and 2025 to 2027 NII tailwinds – Committed to maintaining our strong capital and liquidity position, while further strengthening funding and performance with balance sheet optimization, including Non-Core strategy – Relative strength allows Citizens to take advantage of opportunities – Focused on deploying capital to best relationship/highest risk-adjusted return areas – Flexibility to continue returning capital to shareholders – Significant NII contribution from Non-Core and swaps over the medium term; target NIM range 3.25 to 3.40% – Private Bank results go from net investment position towards 20%+ ROTCE – Current significant drag from Non-Core dissipates with time

Appendix

23 Net income available to common shareholders and EPS $s in millions, except per share data ê5% $721 $683 4Q23 1Q24 Linked-quarter Underlying results(1) Return on average total tangible assets Return on average tangible common equity Average loans $s in billions Average deposits $s in billions ê2% $3.5 2 $3.5 6 ê7% $148.0 $144.8 4Q23 1Q24 $177.1 $176.1 4Q23 1Q24 1.02% 0.94% 0.78% 0.75% 4Q23 1Q24 14.8% 12.8% 11.8% 10.6% 4Q23 1Q24 $396 $365 $0.85 $0.79 4Q23 1Q24 ê8% Pre-provision profit $s in millions See pages 36-37 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 35. ê119 bps ê3 bpsê1%

24 $898 $683 1Q23 1Q24 Year-over-year Underlying results(1) Return on average total tangible assets ê24% Average loans $s in billions ê7% Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity Average deposits $s in billions $3.5 2 ê31 bps $3.5 6 $156.5 $144.8 1Q23 1Q24 $174.4 $176.1 1Q23 1Q24 1.24% 0.94% 1.06% 0.75% 1Q23 1Q24 17.3% 12.8%15.8% 10.6% 1Q23 1Q24 é1% Pre-provision profit $s in millions ê515 bps $537 $365 $1.10 $0.79 1Q23 1Q24 See pages 36-37 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 35. ê28% ê32%

25 $(50) $— $50 $100 $150 $200 $250 Significant NII contribution from Non-Core and swaps in 2025 and beyond given run off and lower rates Terminated swaps (fixed impact; not dependent on rates) Active swaps (received fixed only) - impact based on forward curve Expected incremental quarterly NII & NIM contribution from Non-Core and receive-fixed swaps portfolio relative to 1Q24 Non-Core portfolio* Net impact $(75) $(50) $(25) $— $25 $50 $75 $100 $125 $150 $175 $200 $225 $250 **Non-Core includes benefit from denominator effects which accounts for ~65% of the NIM tailwind by 4Q27 4Q24 4Q25 4Q26 4Q271Q24 to 4Q27 NIM Tailwind Non-Core** ~22 bps Terminated swaps ~23 bps Active swaps ~17 bps Total ~62 bps 0 bps + ~29 bps Medium-term CFG NIM range Net Cumulative NIM Impact ~3.25-3.40% + ~62 bps Receive-fixed active swaps $ (87) Terminated swaps (115) Total swaps (202) Non-Core (37) Total NII $ (239) Net NIM impact ~(65) bps 1Q24 NII contribution $s in millions $s in millions + ~57 bps ~$(35) ~$91 ~$213 ~$233 ■ 1Q24 NIM of 2.91% expected to benefit ~62 bps by 4Q27 from Non-Core and swaps, partially offset by a ~15-25 bps impact of an asset sensitive core balance sheet, resulting in a medium-term NIM outlook of 3.25-3.40% ■ Assumes Fed Funds at ~5% by YE2024 and trending toward ~3.50% by YE2027 Medium-term NIM

26 ■ Maintaining significant protection to downside in rates well into 2026 with receive-fixed swap portfolio Interest rate risk management - swaps $16.5 $25.8 $30.1 $21.9 $7.6 2023 2024 2025 2026 2027 $21.1 $21.9 $29.5 $30.5 1Q24 2Q24 3Q24 4Q24 W.A. receive-fixed rate at 3/31/24 3.7% 3.1% 3.1% 3.1% 4.2% 3.2% 3.2% 3.5% 3.7% NII impact from active swaps ($MM)* $(87) $(121) $(155) $(140) $(123) $(504) $(293) $(52) $19 NII impact from terminated swaps ($MM) $(115) $(115) $(115) $(114) $(441) $(459) $(426) $(229) $(40) Total NII impact ($MM) $(202) $(236) $(270) $(254) $(564) $(963) $(719) $(281) $(21) Protecting NII from adverse outcomes while reducing earnings volatility through economic cycles Receive-fixed cash flow swaps (avg. notional in $ billions at 3/31/24) ■ Increase in the 2024 swap position is incorporated in the FY2024 NII guidance ■ Significant tailwind to NII over 2025 to 2027 as swaps run off and the Fed normalizes rates – Estimated incremental annual benefit of ~$244 million in 2025; ~$438 million in 2026; and ~$260 million in 2027 – The funded balance sheet is inherently asset sensitive which partly offsets these benefits *Includes impacts from variation margin and daily compounding effects with SOFR

Investment portfolio management

Maintaining strong liquidity, while shortening duration...

$s in billions


Cash
Floating
Fixed Hedged
Fixed
$40
$7
$2
$31
$48
$10
$6
$5
$27
$49
$10
$6
$7
$26
~$39B(1) securities portfolio

Duration	1Q23	4Q23	1Q24
Securities	5.8	3.9	3.8
Cash & Securities	4.9	3.2	3.0

...and improving yields relative to peer median...


2.74%
2.81%
2.95%
3.25%
3.63%
2.41%
2.52%
2.57%
2.59%
1Q23
2Q23
3Q23
4Q23
1Q24
CFG
Peer Median

...with a high-quality securities portfolio

as of 3/31/24


$39B(1)
U.S Govt Guaranteed 20%
U.S Treasuries 12%
Other 3%
"GSE" Fannie Mac and Freddie Mac 66%

Highly liquid and well-diversified

- 97% U.S. Treasury, Govt. or Govt-backed securities
- ~85% fixed-rate; ~67% fixed-rate with hedges
- ~75% AFS/~25% HTM

Investment portfolio strategy

- Maintain strong liquidity profile
  - 120% LCR under Category I Bank rules at 3/31/24
- Continuing actions to reduce portfolio duration and protect capital from rate-related volatility
  - Increased pay-fixed swap portfolio by ~$1.7 billion during the quarter
  - Outstanding pay-fixed swaps of ~$7.0 billion at 3/31/24; WA pay rate of ~3.8% with WA life of ~5.8 years

27

See pages 36-37 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 35.

28 AOCI accretion Protecting CET1 - AFS marks; duration decreasing with securities portfolio hedging; less sensitivity to rates. Illustrate how sensitivity to a 50 bp move has fallen from 12/31/22 to 9/30/23 to 12/31/23 AOCI accretion benefit to generate significant capital... AOCI burndown contribution to TCE and CET1 - considering pulling forward appendix detail here ...As recent actions limit AOCI volatility to protect capital $(2.5) $(2.0) $(1.7) $(1.4) $(0.3) $(0.3) $(0.3) $(0.3) $(1.3) $(0.7) $(0.2) Swaps Pension Securities 3/31/2024 12/31/2024 12/31/2025 12/31/2026 $(4.2) $(3.1) $(2.2) $(1.8) ~58% TCE CET1(2) $(2.8) $(2.4) $(2.0) $(1.7) Commentary ■ Expect significant capital generation via accretion to AOCI as unrealized losses "burn off" – ~$1.1 billion in unrealized losses related to securities and pension expected to "burn off" by YE2026, adding ~60 bps to the CET1 ratio adjusted for AOCI opt-out removal(4) ■ Recent hedging actions to reduce duration of securities portfolio protects capital by limiting volatility in AOCI – Immediate 50 bps parallel increase in rates would negatively impact CET1 ratio adjusted for AOCI opt-out removal by ~20 bps Burn-off by YE2026~38% (1) Select totals may not sum due to rounding (2) CET1 adjusted for AOCI opt-out removal accretion based on forward curve with YE2024 Fed Funds target of ~5%, and trending toward ~3.50% by YE2027 (3) Unrealized losses in swap portfolio includes both active and terminated swaps (4) CET1 ratio impact for illustrative purposes assumes the RWA balance at 3/31/24 Projected accretion to TCE and CET1 adjusted for AOCI opt-out removal(1) Accretes to CET1(2) (3)

29 ■ Non-Core portfolio of $9.9 billion retail loans as of March 31, 2024 – $1.2 billion decline in 1Q24 – ~4.3% WA loan yield (~98% fixed rate); ~5.7% WA funding cost ■ Retail products targeted for growth include areas with greatest relationship potential – Home equity, card, mortgage ■ Commercial BSO activities focused on exiting lower- return, credit-only relationships; selectively originating C&I loans with multi-product relationship potential Non-Core portfolio update Non-Core portfolio Focusing on relationship-based lending with attractive risk-adjusted returns Enhancing risk profile, liquidity and returns $11.1 $9.9 $7.2 $4.6 $8.3 $7.3 $5.0 $2.8 $2.8 $2.6 $2.2 $1.8 Education and Other Retail (Purchased) Indirect Auto 4Q23 1Q24 4Q24 4Q25 Commentary

$72.8B Commercial credit portfolio

Diverse and granular portfolio

($ in billions)	Balances	% of total CFG
C&I		
Finance and Insurance		
Capital call facilities	$ 5.1	4 %
Other Finance and Insurance	5.8	4
Other Manufacturing	3.8	2
Technology	3.3	2
Accommodation and Food Services	2.8	2
Health, Pharma, Social Assistance	2.5	2
Professional, Scientific, and Technical Services	2.4	2
Wholesale Trade	2.4	2
Retail Trade	2.1	1
Other Services	2.4	2
Energy & Related	2.0	1
Rental and Leasing	0.9	1
Consumer Products Manufacturing	0.9	1
Administrative and Waste Management Services	1.5	1
Arts, Entertainment, and Recreation	1.6	1
Automotive	0.9	1
Other [1]	3.6	2
Total C&I[2]	$ 44.0	31 %
CRE		
Multi-family	$ 9.5	7 %
Office		
Credit tenant lease and life sciences[3]	2.3	2
Other general office	3.4	2
Industrial	4.1	3
Retail	3.4	2
Co-op	1.8	1
Data Center	0.7	—
Hospitality	0.6	—
Other [1]	3.1	3
Total CRE	$ 28.9	20 %
Total Commercial loans & leases	$ 72.8	51 %
Total CFG	$ 143.2	

Commercial portfolio risk ratings[4]

$s in billions



$57.5
$74.4
$72.8
B- and lower
B+ to B
BB+ to BB-
AAA+ to BBB-
3%
14%
25%
58%
7%
19%
17%
57%
7%
20%
17%
56%
4Q19
4Q23
1Q24

Highlights

- Disciplined capital allocation and risk appetite
  - Highly experienced leadership team
  - Focused client selection
- C&I portfolio has focused growth on larger, mid-corporate customers, thereby improving overall asset quality
- Leveraged loans ~1.7% of total CFG loans, granular hold positions with an average outstanding of ~$13 million
- CRE portfolio is well diversified across asset type, geography, and borrowers with the emphasis on strong sponsor selection

30

See pages 36-37 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 35.

31 Suburban Class C 2% CBD Class C 5% Suburban Class A 39% CBD Class A 15% Suburban Class B 29% CBD Class B 10% 53% 100% 88% 100% 58% 76% 9% 42% 81% 100% 47% 12% 42% 24% 91% 58% 19% New York, NY Washington, DC Dallas, TX Los Angeles, CA Atlanta, GA Philadelphia, PA Chicago, IL Boston, MA Baltimore, MD Phoenix, AZ Suburban CBD NY 13.4% VA 12.3% NJ 10.8% CA 9.2% TX 8.2% MD 6.4% PA 5.1% GA 4.7% IL 3.9% MA 3.6% OH 3.5% AZ 2.7% CO 2.5% WA 2.3% NC 2.2% Other 9.2% Commercial Real Estate - $5.7B Office portfolio: well diversified $3.4B General Office by state Other MN CT FL VT MO IN DC MI UT SC RI DE 24% 16% 60% General Office $3.4B Credit Tenant $1.4B Life Sciences $0.9B Property type $3.4B General Office class & location Top 10 General Office MSA breakdown Outstanding *Manhattan is ~$115 million $ 789 519 201 193 162 153 135 117 95 92 $ in millions (As of 3/31/24)

32 38% 43% 44% 33% 32% 31% 18% 16% 16% 5% 4% 4%6% 5% 5% 4Q19 4Q23 1Q24 44% 21% 11% 4% 13% 7% $70.4B Retail credit portfolio 800+ 740-799 680-739 640-679 <640 $61.6 $70.4 $s in billions $71.5 Home equity Retail loans(1) Residential mortgage Auto Education - in school Education - refinance Other retail ~95% of retail portfolio > 680 Super-prime/prime* ~76% of retail portfolio Secured ■ Mortgage – FICO ~785 – Weighted-average LTV of ~53% ■ Home equity – FICO ~760 – ~35% secured by 1st lien – ~98% CLTV less than 80% – ~86% CLTV less than 70% ■ Auto – FICO ~740 ■ Education – FICO ~785 ■ Other retail: – Credit card – FICO ~735 – Citizens Pay – FICO ~725; incorporates loss sharing High quality, diverse portfolio * Super-prime/prime defined as FICO of 680 or above at origination See pages 36-37 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 35. Retail portfolio FICOs(2)

33 Allocation of allowance for credit losses by product type March 31, 2024 December 31, 2023 $s in millions Loans and Leases Allowance Coverage Loans and Leases Allowance Coverage Commercial and industrial(1)(2) $ 43,951 $691 1.57% $ 44,975 $692 1.54 % Commercial real estate 28,872 734 2.54 29,471 733 2.49 Total commercial 72,823 1,425 1.96 74,445 1,425 1.91 Residential mortgages 31,512 171 0.54 31,332 181 0.58 Home equity 15,113 129 0.86 15,040 137 0.91 Automobile 7,277 42 0.57 8,258 57 0.69 Education 11,646 267 2.29 11,834 266 2.25 Other retail 4,817 274 5.70 5,050 252 4.98 Total retail loans 70,365 883 1.25 71,514 893 1.25 Allowance for credit losses(3) $143,188 $2,308 1.61% $145,959 $2,318 1.59 % See pages 36-37 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 35.

34 Delinquency by product type See pages 36-37 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 35. March 31, 2024 (%) December 31, 2023 (%) Days Past Due and Accruing Days Past Due and Accruing Current 30-59 60-89 90+ Nonaccrual Current 30-59 60-89 90+ Nonaccrual Commercial and industrial(1) 99.05% 0.17% 0.06% 0.05% 0.67% 99.14% 0.14% 0.04% 0.01% 0.67 % Commercial real estate 96.76 1.01 0.02 0.14 2.07 97.53 0.51 0.20 0.14 1.62 Total commercial 98.14 0.50 0.05 0.09 1.22 98.52 0.28 0.10 0.06 1.04 Residential mortgages(2) 97.56 0.86 0.37 0.66 0.55 97.34 0.90 0.38 0.82 0.56 Home equity 97.40 0.52 0.17 — 1.91 97.34 0.55 0.22 — 1.89 Automobile 97.36 1.58 0.41 — 0.65 96.94 1.74 0.58 — 0.74 Education 99.23 0.34 0.16 0.02 0.25 99.14 0.41 0.19 0.02 0.24 Other retail 97.10 0.89 0.62 0.56 0.83 97.02 0.97 0.67 0.57 0.77 Total retail 97.75 0.78 0.31 0.34 0.82 97.56 0.85 0.36 0.40 0.83 Total 97.94% 0.64% 0.18% 0.21% 1.03% 98.05% 0.56% 0.23% 0.23% 0.93%

35 Notable items(1) Quarterly results reflect notable items primarily related to integration costs associated with recent acquisitions, as well as TOP revenue and efficiency initiatives and other expense reductions actions. In addition, first quarter 2024 and fourth quarter 2023 include a notable item for the FDIC special assessment. These notable items have been excluded from reported results to better reflect Underlying operating results. See pages 36-37 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described above. Notable items - Integration-related 1Q24 4Q23 1Q23 $s in millions, except per share data Pre-tax After-tax Pre-tax After-tax Pre-tax After-tax Salaries & benefits $ (2) $ (1) $ (2) $ (1) $ (7) $ (5) Equipment and software — — — — (3) (2) Outside services (1) (1) (3) (2) (25) (19) Occupancy — — — — (16) (12) Other expense — — — — (1) (1) Noninterest expense $ (3) $ (2) $ (5) $ (3) $ (52) $ (39) EPS Impact - Noninterest expense $ (0.01) $ (0.01) $ (0.08) Total Integration Costs $ (3) $ (2) $ (5) $ (3) $ (52) $ (39) EPS Impact - Total Integration-related $ (0.01) $ (0.01) $ (0.08) Other notable items - TOP & Other 1Q24 4Q23 1Q23 $s in millions, except per share data Pre-tax After-tax Pre-tax After-tax Pre-tax After-tax Tax notable items $ — $ — $ — $ 17 $ — $ — Noninterest income $ 3 $ 2 $ — $ — $ — $ — Salaries & benefits $ (15) $ (11) $ (30) $ (22) $ (9) $ (7) Equipment and software (8) (6) (37) (27) (1) (1) Outside services (11) (9) (10) (7) (2) (1) Occupancy (7) (5) (20) (15) (2) (1) FDIC Assessment(1) (35) (26) (225) (167) — — Other expense (6) (4) (18) (13) — — Noninterest expense $ (82) $ (61) $ (340) $ (251) $ (14) $ (10) Total Other Notable Items $ (79) $ (59) $ (340) $ (234) $ (14) $ (10) EPS Impact - Other Notable Items $ (0.13) $ (0.50) $ (0.02) Total Notable Items $ (82) $ (61) $ (345) $ (237) $ (66) $ (49) Total EPS Impact $ (0.14) $ (0.51) $ (0.10) (1) The FDIC special assessment earnings per share impact is $(0.06) and $(0.35) for first quarter 2024 and fourth quarter 2023, respectively. Notable items 1Q24 4Q23 1Q23 $s in millions, except per share data Pre-tax After-tax Pre-tax After-tax Pre-tax After-tax Integration-related Salaries & benefits $ (2) $ (1) $ (2) $ (1) $ (7) $ (5) Equipment and software — — — — (3) (2) Outside services (1) (1) (3) (2) (25) (19) Occupancy — — — — (16) (12) Other expense — — — — (1) (1) Net integration-related $ (3) $ (2) $ (5) $ (3) $ (52) $ (39) EPS Impact - Total Integration-related $ (0.01) $ (0.01) $ (0.08) TOP-related Card fee income $ 3 $ 2 $ — $ — $ — $ — Salaries & benefits $ (2) $ (1) $ (3) $ (2) $ (9) $ (7) Equipment and software (8) (6) (37) (27) (1) (1) Outside services (11) (9) (10) (7) (2) (1) Occupancy (7) (5) (20) (15) (2) (1) Other expense (6) (4) (18) (13) — — Net TOP-related $ (31) $ (23) $ (88) $ (64) $ (14) $ (10) EPS Impact - TOP-related $ (0.07) $ (0.14) $ (0.02) Other items Tax notable items $ — $ — $ — $ 17 $ — $ — FDIC Assessment(1) (35) (26) (225) (167) — — Other efficiencies (Severance / Salaries & Benefits) (13) (10) (27) (20) — — Net Other items $ (48) $ (36) $ (252) $ (170) $ — $ — EPS Impact - Other items $ (0.06) $ (0.36) Total Notable Items $ (82) $ (61) $ (345) $ (237) $ (66) $ (49) Total EPS Impact $ (0.14) $ (0.51) $ (0.10) (1) The FDIC special assessment earnings per share impact is $(0.06) and $(0.35) for first quarter 2024 and fourth quarter 2023, respectively.

36 Notes on Non-GAAP Financial Measures See important information on our use of Non-GAAP Financial Measures at the beginning this presentation and reconciliations to GAAP financial measures at the end of this presentation. Non-GAAP measures are herein defined as Underlying results. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. Allowance coverage ratios for loans and leases includes the allowance for funded loans and leases in the numerator and funded loans and leases in the denominator. Allowance coverage ratios for credit losses includes the allowance for funded loans and leases and allowance for unfunded lending commitments in the numerator and funded loans and leases in the denominator. General Notes a. References to net interest margin are on a fully taxable equivalent ("FTE") basis. b. Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS. c. Select totals may not sum due to rounding. d. Based on Basel III standardized approach. Capital Ratios are preliminary. e. Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted. Notes Notes on slide 3 - 1Q24 GAAP Summary 1) See general note a). Notes on slide 4 - 1Q24 Underlying financial summary 1) See note on non-GAAP financial measures. Notes on slide 5 - 1Q24 Underlying financial performance detail 1) See note on non-GAAP financial measures. 2) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 3) At March 31, 2024, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 4) See general note a). 5) See general note d). Notes on slide 6 - 1Q24 Overview 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 8 - Noninterest income 1) Includes bank-owned life insurance income and other miscellaneous income for all periods presented. 2) See above note on non-GAAP financial measures. See Notable Items slide 35 for more detail. Notes on slide 9 - Noninterest expense 1) See above note on non-GAAP financial measures. See Notable Items slide 35 for more detail. Notes on slide 12 - Highly diversified and retail-oriented deposit base 1) Estimated based on available company disclosures. 2) Includes collateralized state and municipal balances and excludes bank and nonbank subsidiaries. 3) Includes branch-based checking with interest and savings. Notes on slide 13 - Credit quality overview 1) Allowance for credit losses to nonaccrual loans and leases. Notes on slide 14 - Allowance for credit losses 1) Effective for the first quarter of 2024, the Company's lease portfolio is included in Commercial and industrial. Prior period results have been revised to conform to the new presentation. Notes on slide 15 - Strong capital position 1) See general note d). 2) For regulatory capital purposes, we have elected to delay the estimated impact of CECL on regulatory capital for a two-year period ended December 31,2021, followed by a three-year transition period ending December 31, 2024. As of December 31, 2021, the modified CECL transition amount was $384 million and is being transitioned out of regulatory capital over a three-year period. 3) See general note c). Notes on slide 16 - Capital level remains near top of the peer group 1) See general note d).

37 Notes continued Notes on slide 20 - 2Q24 outlook vs. 1Q24 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 23 - Linked-quarter Underlying results 1) See note on non-GAAP financial measures. Notes on slide 24 - Year-over-year Underlying results 1) See note on non-GAAP financial measures. Notes on slide 27 - Investment portfolio management 1) Represents fair value balances. Notes on slide 30 - $72.8B Commercial credit portfolio 1) Includes deferred fees and costs. 2) Effective for the first quarter of 2024, the Company's lease portfolio is included in Commercial and industrial. Prior period results have been revised to conform to the new presentation. 3) Credit tenant lease includes loans to nationally recognized tenants with high credit ratings and life sciences includes loans to provide lab and office space for tenants involved in the study and development of scientific discoveries. 4) Reflects period end balances. Notes on slide 32 - $70.4B Retail credit portfolio 1) See general note c). 2) Reflects period end balances. Notes on slide 33 - Allocation of allowance for credit losses by product type 1) Coverage ratio includes total commercial allowance for unfunded lending commitments and total commercial allowance for loan and lease losses in the numerator and total commercial loans and leases in the denominator. 2) Effective for the first quarter of 2024, the Company's lease portfolio is included in Commercial and industrial. Prior period results have been revised to conform to the new presentation. 3) Coverage ratio reflects total allowance for credit losses for the respective portfolio. Notes on slide 34 - Delinquency by product type 1) Effective for the first quarter of 2024, the Company's lease portfolio is included in Commercial and industrial. Prior period results have been revised to conform to the new presentation. 2) 90+ days past due and accruing includes $202 million, $243 million, and $309 million of loans fully or partially guaranteed by the FHA, VA, and USDA for March 31, 2024, December 31, 2023, and March 31, 2023, respectively. Notes on slide 35 - Notable items 1) See note on non-GAAP financial measures. Notes on slide 46 - Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core 1) Consumer Banking excludes Private Bank. 2) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 3) At March 31, 2024, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 4) See general note a). 5) See general note d).

38 Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data QUARTERLY TRENDS 1Q24 Change 1Q24 4Q23 1Q23 4Q23 1Q23 $ % $ % Noninterest income, Underlying: Noninterest income (GAAP) A $517 $500 $485 $17 3% $32 7% Less: Notable items 3 — — 3 100 3 100 Noninterest income, Underlying (non-GAAP) B $514 $500 $485 $14 3% $29 6% Total revenue, Underlying: Total revenue (GAAP) C $1,959 $1,988 $2,128 ($29) (1%) ($169) (8%) Less: Notable items 3 — — 3 100 3 100 Total revenue, Underlying (non-GAAP) D $1,956 $1,988 $2,128 ($32) (2%) ($172) (8%) Noninterest expense, Underlying: Noninterest expense (GAAP) E $1,358 $1,612 $1,296 ($254) (16%) $62 5% Less: Notable items 85 345 66 (260) (75) 19 29 Noninterest expense, Underlying (non-GAAP) F $1,273 $1,267 $1,230 $6 —% $43 3% Pre-provision profit: Total revenue (GAAP) C $1,959 $1,988 $2,128 ($29) (1%) ($169) (8%) Less: Noninterest expense (GAAP) E 1,358 1,612 1,296 (254) (16) 62 5 Pre-provision profit (non-GAAP) $601 $376 $832 $225 60% ($231) (28%) Pre-provision profit, Underlying: Total revenue, Underlying (non-GAAP) D $1,956 $1,988 $2,128 ($32) (2%) ($172) (8%) Less: Noninterest expense, Underlying (non-GAAP) F 1,273 1,267 1,230 6 — 43 3 Pre-provision profit, Underlying (non-GAAP) $683 $721 $898 ($38) (5%) ($215) (24%) Income before income tax expense, Underlying: Income before income tax expense (GAAP) G $430 $205 $664 $225 110% ($234) (35%) Less: Income (expense) before income tax expense (benefit) related to notable items (82) (345) (66) 263 76 (16) (24) Income before income tax expense, Underlying (non-GAAP) H $512 $550 $730 ($38) (7%) ($218) (30%) Income tax expense, Underlying: Income tax expense (GAAP) I $96 $16 $153 $80 NM ($57) (37%) Less: Income tax expense (benefit) related to notable items (21) (108) (17) 87 81 (4) (24) Income tax expense, Underlying (non-GAAP) J $117 $124 $170 ($7) (6%) ($53) (31%) Net income, Underlying: Net income (GAAP) K $334 $189 $511 $145 77% ($177) (35%) Add: Notable items, net of income tax benefit 61 237 49 (176) (74) 12 24 Net income, Underlying (non-GAAP) L $395 $426 $560 ($31) (7%) ($165) (29%) Net income available to common stockholders, Underlying: Net income available to common stockholders (GAAP) M $304 $159 $488 $145 91% ($184) (38%) Add: Notable items, net of income tax benefit 61 237 49 (176) (74) 12 24 Net income available to common stockholders, Underlying (non-GAAP) N $365 $396 $537 ($31) (8%) ($172) (32%)

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					1Q24 Change			
		1Q24	4Q23	1Q23	4Q23		1Q23	
					$/bps	%	$/bps	%
Operating leverage:								
Total revenue (GAAP)	C	$1,959	$1,988	$2,128	($29)	(1.41%)	($169)	(7.96%)
Less: Noninterest expense (GAAP)	E	1,358	1,612	1,296	(254)	(15.75)	62	4.77
Operating leverage						14.34%		(12.73%)
Operating leverage, Underlying:								
Total revenue, Underlying (non-GAAP)	D	$1,956	$1,988	$2,128	($32)	(1.55%)	($172)	(8.09%)
Less: Noninterest expense, Underlying (non-GAAP)	F	1,273	1,267	1,230	6	0.43	43	3.38
Operating leverage, Underlying (non-GAAP)						(1.98%)		(11.47%)
Efficiency ratio and efficiency ratio, Underlying:								
Efficiency ratio	E/C	69.33 %	81.13%	60.90 %	(1,180) bps		843 bps	
Efficiency ratio, Underlying (non-GAAP)	F/D	65.05	63.77	57.84	128 bps		721 bps	
Effective income tax rate and effective income tax rate, Underlying:								
Effective income tax rate	I/G	22.28%	7.59%	22.97 %	1,469 bps		(69) bps	
Effective income tax rate, Underlying (non-GAAP)	J/H	22.84	22.25	23.25	59 bps		(41) bps	
Return on average tangible common equity and return on average tangible common equity, Underlying:								
Average common equity (GAAP)	O	$21,700	$21,209	$21,702	$491	2%	($2)	—%
Less: Average goodwill (GAAP)		8,188	8,188	8,177	—	—	11	—
Less: Average other intangibles (GAAP)		153	163	192	(10)	(6)	(39)	(20)
Add: Average deferred tax liabilities related to goodwill (GAAP)		433	421	422	12	3	11	3
Average tangible common equity	P	$13,792	$13,279	$13,755	$513	4%	$37	—%
Return on average tangible common equity	M/P	8.86 %	4.72%	14.38 %	414 bps		(552) bps	
Return on average tangible common equity, Underlying (non-GAAP)	N/P	10.65	11.84	15.80	(119) bps		(515) bps	
Return on average total assets and return on average total assets, Underlying:								
Average total assets (GAAP)	Q	$220,770	$223,653	$222,711	($2,883)	(1%)	($1,941)	(1%)
Return on average total assets	K/Q	0.61 %	0.33%	0.93 %	28 bps		(32) bps	
Return on average total assets, Underlying (non-GAAP)	L/Q	0.72	0.76	1.02	(4) bps		(30) bps	

39

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					1Q24 Change			
		1Q24	4Q23	1Q23	4Q23		1Q23	
					$/bps	%	$/bps	%
Return on average total tangible assets and return on average total tangible assets, Underlying:								
Average total assets (GAAP)	Q	$220,770	$223,653	$222,711	($2,883)	(1%)	($1,941)	(1%)
Less: Average goodwill (GAAP)		8,188	8,188	8,177	—	—	11	—
Less: Average other intangibles (GAAP)		153	163	192	(10)	(6)	(39)	(20)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		433	421	422	12	3	11	3
Average tangible assets	R	$212,862	$215,723	$214,764	($2,861)	(1%)	($1,902)	(1%)
Return on average total tangible assets	K/R	0.63 %	0.35%	0.97 %	28 bps		(34) bps	
Return on average total tangible assets, Underlying (non-GAAP)	L/R	0.75	0.78	1.06	(3) bps		(31) bps	
Tangible book value per common share:								
Common shares - at period-end (GAAP)	S	458,485,032	466,418,055	483,982,264	(7,933,023)	(2%)	(25,497,232)	(5%)
Common stockholders' equity (GAAP)		$21,747	$22,329	$22,187	($582)	(3)	($440)	(2)
Less: Goodwill (GAAP)		8,188	8,188	8,177	—	—	11	—
Less: Other intangible assets (GAAP)		148	157	185	(9)	(6)	(37)	(20)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		433	433	422	—	—	11	3
Tangible common equity	T	$13,844	$14,417	$14,247	($573)	(4%)	($403)	(3%)
Tangible book value per common share	T/S	$30.19	$30.91	$29.44	($0.72)	(2%)	$0.75	3%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:								
Average common shares outstanding - basic (GAAP)	U	461,358,681	466,234,324	485,444,313	(4,875,643)	(1%)	(24,085,632)	(5%)
Average common shares outstanding - diluted (GAAP)	V	463,797,964	468,159,167	487,712,146	(4,361,203)	(1)	(23,914,182)	(5)
Net income per average common share - basic (GAAP)	M/U	$0.66	$0.34	$1.00	$0.32	94	($0.34)	(34)
Net income per average common share - diluted (GAAP)	M/V	0.65	0.34	1.00	0.31	91	(0.35)	(35)
Net income per average common share - basic, Underlying (non-GAAP)	N/U	0.79	0.85	1.10	(0.06)	(7)	(0.31)	(28)
Net income per average common share - diluted, Underlying (non-GAAP)	N/V	0.79	0.85	1.10	(0.06)	(7)	(0.31)	(28)
Dividend payout ratio and dividend payout ratio, Underlying:								
Cash dividends declared and paid per common share	W	$0.42	$0.42	$0.42	$—	—%	$—	—%
Dividend payout ratio	W/(M/U)	64 %	124 %	42 %	(5,989) bps		2,164 bps	
Dividend payout ratio, Underlying (non-GAAP)	W/(N/U)	53	49	38	400 bps		1,500 bps	

40

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

	QUARTERLY TRENDS						
				1Q24 Change			
	1Q24	4Q23	1Q23	4Q23		1Q23	
				$/bps	%	$/bps	%
Card fees, Underlying:							
Card fees (GAAP)	$86	$70	$72	$16	23%	$14	19%
Less: Notable items	3	—	—	3	100	3	100
Card fees, Underlying (non-GAAP)	$83	$70	$72	$13	19%	$11	15%
Salaries and employee benefits, Underlying:							
Salaries and employee benefits (GAAP)	$691	$667	$658	$24	4%	$33	5%
Less: Notable items	17	32	16	(15)	(47)	1	6
Salaries and employee benefits, Underlying (non-GAAP)	$674	$635	$642	$39	6%	$32	5%
Equipment and software, Underlying:							
Equipment and software (GAAP)	$192	$215	$169	($23)	(11%)	$23	14%
Less: Notable items	8	37	4	(29)	(78)	4	100
Equipment and software, Underlying (non-GAAP)	$184	$178	$165	$6	3%	$19	12%
Outside services, Underlying:							
Outside services (GAAP)	$158	$174	$176	($16)	(9%)	($18)	(10%)
Less: Notable items	12	13	27	(1)	(8)	(15)	(56)
Outside services, Underlying (non-GAAP)	$146	$161	$149	($15)	(9%)	($3)	(2%)
Occupancy, Underlying:							
Occupancy (GAAP)	$114	$125	$124	($11)	(9%)	($10)	(8%)
Less: Notable items	7	20	18	(13)	(65)	(11)	(61)
Occupancy, Underlying (non-GAAP)	$107	$105	$106	$2	2%	$1	1%
Other operating expense, Underlying:							
Other operating expense (GAAP)	$203	$431	$169	($228)	(53%)	$34	20%
Less: Notable items	41	243	1	(202)	(83)	40	NM
Other operating expense, Underlying (non-GAAP)	$162	$188	$168	($26)	(14%)	($6)	(4%)

41

42 Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data QUARTERLY TRENDS 3Q23 2Q23 Noninterest income, Underlying: Noninterest income (GAAP) A $492 $506 Less: Notable items — — Noninterest income, Underlying (non-GAAP) B $492 $506 Total revenue, Underlying: Total revenue (GAAP) C $2,014 $2,094 Less: Notable items — — Total revenue, Underlying (non-GAAP) D $2,014 $2,094 Noninterest expense, Underlying: Noninterest expense (GAAP) E $1,293 $1,306 Less: Notable items 22 73 Noninterest expense, Underlying (non-GAAP) F $1,271 $1,233 Efficiency ratio and efficiency ratio, Underlying: Efficiency ratio E/C 64.2% 62.3% Efficiency ratio, Underlying (non-GAAP) F/D 63.1 58.9

43 Non-GAAP financial measures and reconciliations - CET1 adjusted for AOCI opt-out removal 1Q24 4Q23 CET1 Ratio adjusted for AOCI opt-out removal CET1 capital $ 18,090 $ 18,358 Less: AFS securities - AOCI 1,687 1,511 HTM securities - AOCI(1) 810 827 DTA for AFS/HTM securities 12 14 Pension 324 333 DTA for Pension 1 1 CET 1 capital adjusted for AOCI opt-out removal A $15,256 $15,672 Risk-weighted assets 170,125 172,601 Less: HTM securities - AOCI 142 146 AFS securities - AOCI 282 243 DTA for AFS/HTM securities (2,062) (1,901) Pension 324 333 DTA for Pension (292) (287) Risk-weighted assets adjusted for AOCI opt-out removal B $171,731 $174,067 CET1 Ratio adjusted for AOCI opt-out removal A/B 8.9% 9.0% $s in millions, except share, per share and ratio data (1) "HTM securities - AOCI" refers to unrealized losses recognized on securities before transfer to HTM

44 Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core $s in millions, except share, per share and ratio data QUARTERLY TRENDS 1Q24 4Q23 1Q23 Net income available to common stockholders, Underlying: Net income available to common stockholders (GAAP) $304 $159 $488 Add: Notable items, net of income tax benefit 61 237 49 Net income available to common stockholders, Underlying (non-GAAP) A $365 $396 $537 Private Bank Net income available to common stockholders, (GAAP) (16) (27) — Less: Private Bank Notable Items (1) (1) — Private Bank Net income available to common stockholders, Underlying (non-GAAP) B ($15) ($26) $— Non-Core Net income available to common stockholders, (GAAP) C ($60) ($72) ($50) Net income available to common stockholders excluding Private Bank & Non-Core, Underlying (non-GAAP) D=(A-B-C) $440 $494 $587 Return on average tangible common equity and return on average tangible common equity, Underlying: Average common equity (GAAP) $21,700 $21,209 $21,702 Less: Average goodwill (GAAP) 8,188 8,188 8,177 Less: Average other intangibles (GAAP) 153 163 192 Add: Average deferred tax liabilities related to goodwill (GAAP) 433 421 422 Average tangible common equity E $13,792 $13,279 $13,755 Return on average tangible common equity excluding Private Bank & Non-Core, Underlying (non-GAAP) D/E 12.8% 14.8% 17.3%

Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS		
		1Q24	4Q23	1Q23
Return on average total tangible assets and return on average total tangible assets, Underlying:				
Average total assets (GAAP)		$220,770	$223,653	$222,711
Less: Average goodwill (GAAP)		8,188	8,188	8,177
Less: Average other intangibles (GAAP)		153	163	192
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		433	421	422
Average tangible assets		$212,862	$215,723	$214,764
Less: Private Bank Average total assets (GAAP)		800	83	—
Less: Non-Core Average total assets (GAAP)		10,554	11,776	15,686
Average tangible assets excluding Private Bank & Non-Core, Underlying (non-GAAP)	A	$201,507	$203,864	$199,077
Net income, Underlying:				
Net income (GAAP)		$334	$189	$511
Add: Notable items, net of income tax benefit		61	237	49
Net income, Underlying (non-GAAP)	B	$395	$426	$560
Private Bank Net income (GAAP)		(16)	(27)	—
Less: Private Bank Notables		(1)	(1)	—
Net income Private Bank, Underlying (non-GAAP)	C	($15)	($26)	$—
Non-Core Net income (GAAP)	D	(60)	(72)	(50)
Net income excluding Private Bank & Non-Core, Underlying (non-GAAP)	E=B-C-D	$470	$524	$610
Return on average total tangible assets excluding Private Bank & Non-Core, Underlying (non-GAAP)	E/A	0.94 %	1.02 %	1.24 %

45

Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core*

	1Q 2024 (GAAP)						1Q 2024 Notables			1Q 2024 (Non-GAAP)			
$s in millions	Commercial Banking	Consumer Banking[1]	Other	Legacy Core[2]	Private Bank	Non-Core[3]	Legacy	Private Bank	Non-Core	Legacy Core	Private Bank	Non-Core	Total
Net interest income	$ 514	$ 1,076	$ (128)	$ 1,462	$ 16.8	$ (37)	$ —	$ —	$ —	$ 1,462	$ 16.8	$ (37)	$ 1,442
Noninterest income	227	257	32	516	1.3	—	3.0	—	—	513	1.3	—	514
Total revenue	741	1,333	(96)	1,978	18.0	(37)	3.0	—	—	1,975	18.0	(37)	1,956
Noninterest Expense	317	864	113	1,294	39.0	25	84	1.4	—	1,210	37.6	25	1,273
Pre-provision profit	424	469	(209)	684	(21.0)	(62)	(81)	(1.4)	—	765	(19.6)	(62)	683
Provision for credit losses	81	81	(10)	152	—	19	—	—	—	152	—	19	171
Income before income tax expense	343	388	(199)	532	(21.0)	(81)	(81)	(1.4)	—	613	(19.6)	(81)	512
Income tax expense	84	100	(62)	122	(5.4)	(21)	(21)	(0.4)	—	143	(5.0)	(21)	117
Net income	259	288	(137)	410	(15.6)	(60)	(60)	(1.1)	—	470	(14.5)	(60)	395
Preferred dividends	—	—	30	30	—	—	—	—	—	30	—	—	30
Net income available to common stockholders	$ 259	$ 288	$ (167)	$ 380	$ (15.6)	$ (60)	$ (60)	$ (1.1)	$ —	$ 440	$ (14.5)	$ (60)	$ 365
Contribution to total CFG Diluted EPS	$ 0.56	$ 0.62	$ (0.37)	$ 0.81	$ (0.03)	$ (0.13)	$ (0.14)	$ —	$ —	$ 0.95	$ (0.03)	$ (0.13)	$ 0.79
$s in billions													
Interest-earning assets (spot)	$ 66	$ 67	$ 52	$ 185	$ 1.1	$ 10	$—	$—	$—	$185	$1.1	$9.9	$196
Loans (spot)	65	66	1	132	1.1	10	—	—	—	132	1.1	9.9	143
Deposits (spot)	45	119	10	174	2.4	—	—	—	—	174	2.4	—	176
Risk-weighted assets (spot)	$ 88	$ 55	$ 16	$ 159	$ 1.3	$ 10	$—	$—	$—	$159	$1.3	$10.0	$170
Performance metrics:													
Net interest margin, FTE[4]				3.12 %		(1.41)%				3.12 %		(1.41)%	2.91 %
Loans-to-deposit ratio (spot)				75.9 %	46.0 %					75.9 %	46.0 %		81.2 %
CET1 capital ratio[5]				11.4 %						11.4 %			10.6 %
ROTCE				11.1 %						12.8 %			10.6 %
Efficiency ratio				65.4 %						61.2 %			65.1 %
Noninterest income as a % of total revenue				26.1 %						26.0 %			26.3 %

46

*Select totals may not sum due to rounding